Exhibit 99

Colgate-Palmolive Company Announces 4th Quarter and Full Year 2025 Results

Full Year
•Net sales and Organic sales* increased 1.4%, including a 0.7% negative impact from lower private label pet volume
•GAAP EPS declined 25% to $2.63, driven by goodwill and intangible assets impairment charges related to the skin health business
•Base Business EPS* increased 3% to $3.69
•Net cash provided by operations was a record $4,198 for the full year
•Returned $2.9 billion in cash to shareholders through dividends and share repurchases

Full Year Total Company Results (GAAP)
($ in millions except per share amounts)	2025	2024	Change
Net Sales	$20,382	$20,101	+1.4%
EPS (diluted)	$2.63	$3.51	-25%

Full Year Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2025	2024	Change
Organic Sales Growth			+1.4%
Base Business EPS (diluted)	$3.69	$3.60	+3%
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 7 - Geographic Sales Analysis Percentage Changes” and “Table 9 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Fourth Quarter
•Net sales increased 5.8%; Organic sales* increased 2.2%, including a 0.9% negative impact from lower private label pet volume
•GAAP EPS declined 106% to $(0.05), driven by goodwill and intangible assets impairment charges related to the skin health business
•Base Business EPS* increased 4% to $0.95

•GAAP Gross profit margin and Base Business Gross profit margin* both decreased 10 basis points to 60.2%
•Colgate’s leadership in toothpaste continued with its global market share at 41.3% year to date
•Colgate’s leadership in manual toothbrushes continued with its global market share at 32.4% year to date

Fourth Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2025	2024	Change
Net Sales	$5,230	$4,944	+5.8%
EPS (diluted)	$(0.05)	$0.90	-106%

Fourth Quarter Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2025	2024	Change
Organic Sales Growth			+2.2%
Base Business EPS (diluted)	$0.95	$0.91	+4%
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” and “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

New York, New York, January 30, 2026…Colgate-Palmolive Company (NYSE:CL) today reported results for fourth quarter and full year 2025. Noel Wallace, Chairman, President and Chief Executive Officer, commented on the Base Business fourth quarter and full year results, “We are pleased to have exited 2025 with accelerated growth momentum on both the top and bottom lines, even in the face of sluggish category growth in many markets. Net sales and organic sales grew in every category during the quarter, led by strength in oral care and pet nutrition, excluding private label.

"Our 2025 performance highlights the resilience of our business model and the strength of our brands. Through the successful execution of our 2025 strategy, we have grown our company significantly over the last five years despite many challenges. Our new 2030 strategy builds on that success. We have laid out a clear path to accelerate our growth going forward with a focus on leveraging the global reach and penetration of our brands, building the incremental benefit of superior, science-based innovation, harnessing the power of best-in-class omni-channel demand generation, leading in capabilities like data, analytics and AI and evolving our high-impact, inclusive culture.

"As we begin 2026, while we expect the difficult operating environment and slower category growth to continue in the short term, we are operating from a position of strength and are confident that the changes we are making will enable us to deliver consistent, compounded earnings per share growth and drive shareholder value in the long term.”

Goodwill and Intangible Assets Impairment
During the fourth quarter, the Company took a non-cash, after-tax charge of $794 million to adjust the carrying values of goodwill and intangible assets related to the skin health business. Given lower than expected category growth rates and weaker than expected performance, particularly in China, the Company has lowered its outlook for the skin health business, primarily Filorga. The Company is taking the appropriate actions to improve performance and continues to believe in the growth prospects of the business.

Full Year 2026 Guidance
Based on current spot rates and including the estimated impact of tariffs announced and finalized as of January 28, 2026:
•The Company expects net sales to be up 2% to 6%, including a low-single-digit positive impact from foreign exchange.
•The Company expects organic sales growth to be 1% to 4%. This includes an approximately 20 basis point impact from our exit from the private label pet food business.
•On a GAAP basis, the Company expects gross profit margin expansion with advertising up on both a dollar basis and as a percentage of net sales and double-digit earnings per share growth.
•On a non-GAAP (Base Business) basis, the Company expects gross profit margin expansion with advertising up on both a dollar basis and as a percentage of net sales and low to mid-single-digit earnings per share growth.

Divisional Performance
The following are comments about divisional performance for fourth quarter 2025 versus the year ago period. See attached "Table 6 - Geographic Sales Analysis Percentage Changes" and "Table 5 - Segment Information" for additional information on net sales and operating profit by division.

Fourth Quarter Sales Growth By Division (% change 4Q 2025 vs. 4Q 2024)
	% of Total Company Sales	Net Sales	Organic Sales*	As Reported Volume**	Pricing	FX
North America	19%	-1.5%	-1.8%	-2.3%	+0.5%	+0.3%
Latin America	24%	+12.8%	+6.5%	+2.3%	+4.2%	+6.3%
Europe	14%	+9.8%	+1.8%	+0.8%	+1.0%	+8.1%
Asia Pacific	14%	-0.3%	+0.1%	-2.2%	+2.3%	-0.4%
Africa/Eurasia	6%	+15.0%	+10.3%	+1.1%	+9.1%	+4.7%
Hill's Pet Nutrition	23%	+4.9%	+1.5%	+0.3%	+3.0%	+1.6%

Total Company	100%	+5.8%	+2.2%	—%	+2.7%	+3.1%
Note: Table may not sum due to rounding.
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.
**The impact of the acquisition of the Prime100 pet food business on as reported volume was 1.8% and 0.5% for Hill's Pet Nutrition and Total Company, respectively.

Fourth Quarter Operating Profit By Division ($ in millions)
	4Q 2025	% Change vs 4Q 2024	% to Net Sales	Change in basis points vs 4Q 2024 % to Net Sales
North America	$203	-1%	19.9%	—
Latin America	$360	6%	28.8%	-180
Europe	$183	17%	24.9%	+160
Asia Pacific	$188	-11%	26.0%	-310
Africa/Eurasia	$65	13%	21.1%	-40
Hill's Pet Nutrition	$286	4%	23.9%	-20

Total Company, As Reported	$92	-91%	1.8%	NM
Total Company, Base Business*	$1,108	3%	21.2%	-50
NM - Not meaningful
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Prepared Materials and Webcast Information
At approximately 7:00 a.m. ET today, the Company will post its prepared materials regarding fourth quarter and full year 2025 results to the Investor Center section of its website at https://investor.colgatepalmolive.com/events-and-presentations.

At 8:30 a.m. ET today, the Company will host a conference call regarding fourth quarter and full year 2025 results. To access this call as a webcast, please go to Colgate-Palmolive’s website at www.colgatepalmolive.com.

About Colgate-Palmolive
Colgate-Palmolive Company is a caring, innovative growth company that is reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, we sell our products in more than 200 countries and territories under brands such as Colgate, Palmolive, Ajax, Axion, Darlie, elmex, EltaMD, Fabuloso, Filorga, hello, Hill’s Prescription Diet, Hill’s Science Diet, Irish Spring, Lady Speed Stick, meridol, PCA SKIN, Prime100, Protex, Sanex, Softsoap, Sorriso, Soupline, Speed Stick, Suavitel and Tom’s of Maine. We are recognized for our leadership and innovation in promoting sustainability and community wellbeing, including our achievements in decreasing plastic waste and promoting recyclability, saving water and improving children’s oral health through our Colgate Bright Smiles, Bright Futures program, which has reached approximately two billion children and their families since 1991. For more information about Colgate-Palmolive and how we make more smiles, visit www.colgatepalmolive.com. CL-E

The Company's annual meeting of stockholders is currently scheduled for Friday, May 8, 2026.

Market Share Information
Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. Except as otherwise noted, all market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).
Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements
This press release and the related prepared materials and webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin levels, earnings per share levels, financial goals, category growth rates, the impact of foreign exchange, the impact of developments in global trade relations and tariffs, the impact of geopolitical events and tensions, wars and military conflicts, such as in Ukraine, the Middle East and Venezuela, cost reduction plans (including the Strategic Growth and Productivity Program), tax rates, interest rates, new product introductions, digital capabilities, commercial investment levels, acquisitions, divestitures, share repurchases or legal or tax proceedings, among other matters. These statements are made, except as otherwise noted with respect to tariffs, on the basis of the Company’s views and assumptions as of January 30, 2026. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings with the SEC). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures
The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and the related prepared materials and webcast, which may not be the same as or comparable to similar measures presented by other companies:
•Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, goodwill and intangible assets impairment charges, charges resulting from the ERISA litigation matter and the restructuring programs (Strategic Growth and Productivity Program in 2025 and 2022 Global Productivity Initiative in 2024) and acquisition-related costs.
•Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
•Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release and the related prepared materials and webcast discuss Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and twelve months ended December 31, 2025 versus 2024 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, acquisition-related costs, gains and losses from certain divestitures and certain other unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and twelve months ended December 31, 2025 and 2024 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the twelve months ended December 31, 2025 and 2024 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for fourth quarter and full year results.)

Contacts
Investor Relations: investor_relations@colpal.com
Communications: colgate_palmolive_media_inquiry@colpal.com

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended December 31, 2025 and 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2025	2024

Net sales	$5,230	$4,944

Cost of sales	2,084	1,962

Gross profit	3,146	2,982

Gross profit margin	60.2%	60.3%

Selling, general and administrative expenses	2,069	1,895

Other (income) expense, net	66	23

Goodwill and intangible assets impairment charges	919	—

Operating profit	92	1,064

Operating profit margin	1.8%	21.5%

Non-service related postretirement costs	(61)	20

Interest expense	64	66

Interest income	18	16

Income before income taxes	107	994

Provision for income taxes	112	215

Effective tax rate	104.7%	21.6%

Net income (loss) including noncontrolling interests	(5)	779

Less: Net income attributable to noncontrolling interests	32	40

Net income (loss) attributable to Colgate-Palmolive Company	$(37)	$739

Earnings (loss) per common share
Basic	$(0.05)	$0.91
Diluted(1)	$(0.05)	$0.90

Supplemental Income Statement Information
Average common shares outstanding
Basic	804.7	816.0
Diluted(1)	804.7	819.7

Advertising	$682	$648

Note:
(1) The computation for diluted (loss) per common share for the three months ended December 31, 2025 excludes 1.3 million of incremental common shares outstanding during the period as they are anti-dilutive.

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Twelve Months Ended December 31, 2025 and 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2025	2024

Net sales	$20,382	$20,101

Cost of sales	8,131	7,940

Gross profit	12,251	12,161

Gross profit margin	60.1%	60.5%

Selling, general and administrative expenses	7,903	7,729

Other (income) expense, net	123	164

Goodwill and intangible assets impairment charges	919	—

Operating profit	3,306	4,268

Operating profit margin	16.2%	21.2%

Non-service related postretirement costs	55	87

Interest expense	267	292

Interest income	75	67

Income before income taxes	3,059	3,956

Provision for income taxes	798	907

Effective tax rate	26.1%	22.9%

Net income including noncontrolling interests	2,261	3,049

Less: Net income attributable to noncontrolling interests	129	160

Net income attributable to Colgate-Palmolive Company	$2,132	$2,889

Earnings per common share
Basic(1)	$2.64	$3.53
Diluted(1)	$2.63	$3.51

Supplemental Income Statement Information
Average common shares outstanding
Basic	808.7	819.1
Diluted	811.1	823.2

Advertising	$2,703	$2,720
Note:
(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

		Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of December 31, 2025 and December 31, 2024

(Dollars in Millions) (Unaudited)

	2025	2024
Cash and cash equivalents	$1,288	$1,096
Receivables, net	1,675	1,521
Inventories	2,032	1,987
Other current assets	714	713
Property, plant and equipment, net	4,660	4,422
Goodwill	3,122	3,272
Other intangible assets, net	1,536	1,756
Other assets	1,303	1,279
Total assets	$16,330	$16,046

Total debt	7,988	7,949
Other current liabilities	5,736	5,099
Other non-current liabilities	2,241	2,454
Total liabilities	15,965	15,502
Total Colgate-Palmolive Company shareholders’ equity	54	212
Noncontrolling interests	311	332
Total liabilities and equity	$16,330	$16,046

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$6,593	$6,693
Working capital % of sales	(7.0)%	(5.2)%

Note:
(1) Marketable securities of $107 and $160 as of December 31, 2025 and 2024, respectively, are included in Other current assets.

		Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2025 and 2024

(Dollars in Millions) (Unaudited)

	2025	2024
Operating Activities
Net income including noncontrolling interests	$2,261	$3,049
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	630	605
ERISA litigation matter	65	—
Restructuring and termination benefits, net of cash	(7)	51
Stock-based compensation expense	155	135
Goodwill and intangible assets impairment charges	919	—
Deferred income taxes	(109)	(77)
Cash effects of changes in:
Receivables	(16)	(56)
Inventories	109	(100)
Accounts payable and other accruals	251	516
Other non-current assets and liabilities	(60)	(16)
Net cash provided by operations	4,198	4,107

Investing Activities
Capital expenditures	(564)	(561)
Purchases of marketable securities and investments	(698)	(574)
Proceeds from sale of marketable securities and investments	752	564
Payment for acquisition, net of cash acquired	(293)	—
Other investing activities	(14)	37
Net cash used in investing activities	(817)	(534)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	(989)	93
Principal payments on debt	(655)	(503)
Proceeds from issuance of debt	1,188	2
Dividends paid	(1,823)	(1,789)
Purchases of treasury shares	(1,210)	(1,739)
Proceeds from exercise of stock options	101	638
Other financing activities	132	(91)
Net cash used in financing activities	(3,256)	(3,389)

Effect of exchange rate changes on Cash and cash equivalents	67	(54)
Net increase (decrease) in Cash and cash equivalents	192	130
Cash and cash equivalents at beginning of the period	1,096	966
Cash and cash equivalents at end of the period	$1,288	$1,096

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	4,198	4,107
Less: Capital expenditures	(564)	(561)
Free cash flow before dividends	$3,634	$3,546

Income taxes paid	$913	$933
Interest paid	$270	$302

				Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Twelve Months Ended December 31, 2025 and 2024

(Dollars in Millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net Sales
Oral, Personal and Home Care

North America	$1,021	$1,036	$4,045	$4,113
Latin America	1,248	1,106	4,776	4,782
Europe	734	668	2,962	2,770
Asia Pacific	722	724	2,814	2,858
Africa/Eurasia	309	269	1,172	1,095

Total Oral, Personal and Home Care	4,034	3,804	15,769	15,618

Pet Nutrition	1,196	1,140	4,613	4,483

Total Net Sales	$5,230	$4,944	$20,382	$20,101

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Operating Profit
Oral, Personal and Home Care

North America	$203	$206	$784	$839
Latin America	360	339	1,411	1,526
Europe	183	155	748	658
Asia Pacific	188	211	760	812
Africa/Eurasia	65	58	255	253

Total Oral, Personal and Home Care	999	969	3,959	4,088

Pet Nutrition	286	275	1,064	965
Corporate(1)	(1,194)	(179)	(1,717)	(784)

Total Operating Profit	$92	$1,064	$3,306	$4,268

Notes: Tables may not sum due to rounding.

(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation charges and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended December 31, 2025 included goodwill and intangible assets impairment charges of $919 and charges resulting from the ERISA litigation matter and the Strategic Growth and Productivity Program of $84 and $13, respectively.

Corporate Operating profit (loss) for the three months ended December 31, 2024 included charges resulting from the 2022 Global Productivity Initiative of $7.

Corporate Operating profit (loss) for the twelve months ended December 31, 2025 included goodwill and intangible assets impairment charges of $919, charges resulting from the ERISA litigation matter and the Strategic Growth and Productivity Program of $99 and $13, respectively, and acquisition-related costs of $9.

Corporate Operating profit (loss) for the twelve months ended December 31, 2024 included charges resulting from the 2022 Global Productivity Initiative of $85.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended December 31, 2025 vs. 2024

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Incentives	Exchange

Total Company	5.8%	2.2%	—%	(0.5)%	2.7%	3.1%

North America	(1.5)%	(1.8)%	(2.3)%	(2.3)%	0.5%	0.3%

Latin America	12.8%	6.5%	2.3%	2.3%	4.2%	6.3%

Europe	9.8%	1.8%	0.8%	0.8%	1.0%	8.1%

Asia Pacific	(0.3)%	0.1%	(2.2)%	(2.2)%	2.3%	(0.4)%

Africa/Eurasia	15.0%	10.3%	1.1%	1.1%	9.1%	4.7%

Total CP Products	6.0%	2.5%	(0.1)%	(0.1)%	2.6%	3.6%

Hill’s Pet Nutrition	4.9%	1.5%	0.3%	(1.5)%	3.0%	1.6%

Emerging Markets(2)	8.7%	4.5%	0.3%	0.3%	4.2%	4.3%

Developed Markets	3.5%	0.5%	(0.3)%	(1.0)%	1.5%	2.2%

Notes: Table may not sum due to rounding.

(1) The impact of the acquisition of the Prime100 pet food business on as reported volume was 0.5%, 1.8%, and 0.7% for Total Company, Hill's Pet Nutrition and Developed Markets, respectively.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Twelve Months Ended December 31, 2025 vs. 2024

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Incentives	Exchange

Total Company	1.4%	1.4%	(0.4)%	(0.7)%	2.1%	(0.3)%

North America	(1.6)%	(1.6)%	(1.4)%	(1.4)%	(0.2)%	(0.1)%

Latin America	(0.1)%	3.9%	0.9%	0.9%	2.9%	(4.0)%

Europe	6.9%	2.6%	1.1%	1.1%	1.5%	4.4%

Asia Pacific	(1.5)%	(1.0)%	(2.7)%	(2.7)%	1.7%	(0.5)%

Africa/Eurasia	7.0%	6.5%	0.5%	0.5%	6.0%	0.5%

Total CP Products	1.0%	1.5%	(0.3)%	(0.3)%	1.8%	(0.5)%

Hill’s Pet Nutrition	2.9%	1.2%	(0.6)%	(1.7)%	3.0%	0.5%

Emerging Markets(2)	0.6%	2.5%	(0.5)%	(0.5)%	2.9%	(1.9)%

Developed Markets	2.0%	0.6%	(0.4)%	(0.8)%	1.4%	1.0%

Notes: Table may not sum due to rounding.

(1) The impact of the acquisition of the Prime100 pet food business on as reported volume was 0.3%, 1.1% and 0.4% for Total Company, Hill's Pet Nutrition and Developed Markets, respectively.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2025 and 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2025	2024
Gross profit, GAAP	$3,146	$2,982
Restructuring programs(1)	—	1
Gross profit, non-GAAP	$3,146	$2,983

Selling, General and Administrative Expenses	2025	2024
Selling, general and administrative expenses, GAAP	$2,069	$1,895
ERISA litigation matter	(84)	—
Restructuring programs(1)	(6)	(1)
Selling, general and administrative expenses, non-GAAP	$1,980	$1,894

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2025	2024	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	39.6%	38.3%	130
ERISA litigation matter	(1.6)%	—%
Restructuring programs(1)	(0.1)%	—%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	37.9%	38.3%	(40)

Other (Income) Expense, Net	2025	2024
Other (income) expense, net, GAAP	$66	$23
Restructuring programs(1)	(7)	(5)
Other (income) expense, net, non-GAAP	$58	$18

Operating Profit	2025	2024	% Change
Operating profit, GAAP	$92	$1,064	(91)%
Goodwill and intangible assets impairment charges	919	—
ERISA litigation matter	84	—
Restructuring programs(1)	13	7
Operating profit, non-GAAP	$1,108	$1,071	3%

			Basis Point
Operating Profit Margin	2025	2024	Change
Operating profit margin, GAAP	1.8%	21.5%	NM
Goodwill and intangible assets impairment charges	17.6%	—%
ERISA litigation matter	1.6%	—%
Restructuring programs(1)	0.2%	0.2%
Operating profit margin, non-GAAP	21.2%	21.7%	(50)

Non-Service Related Postretirement Costs	2025	2024
Non-service related postretirement costs, GAAP	$(61)	$20
ERISA litigation matter	84	—
Non-service related postretirement costs, non-GAAP	$24	$20

NM - Not meaningful
Note: The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2025 vs. 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2025
	Income Before Income Taxes	Provision For Income Taxes(2)	Net Income (Loss) Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income (Loss) Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings (Loss) Per Share
As Reported GAAP	$107	$112	$(5)	$32	$(37)	104.7%	$(0.05)
Goodwill and intangible assets impairment charges	919	125	794	—	794	(81.7)%	0.99
Restructuring programs(1)	13	2	11	—	11	(0.1)%	0.01
Non-GAAP	$1,038	$238	$800	$32	$768	22.9%	$0.95

	2024
	Income Before Income Taxes	Provision For Income Taxes(2)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings Per Share
As Reported GAAP	$994	$215	$779	$40	$739	21.6%	$0.90
Restructuring programs(1)	7	1	6	—	6	—%	0.01
Non-GAAP	$1,001	$216	$785	$40	$745	21.6%	$0.91

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The restructuring program charges relate to the Strategic Growth and Productivity Program in 2025 and the 2022 Global Productivity Initiative in 2024.

(2) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(3) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2025 vs. 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit					2025	2024
Gross profit, GAAP					$12,251	$12,161
Restructuring programs(1)					—	20
Gross profit, non-GAAP					$12,251	$12,181

							Basis Point
Gross Profit Margin					2025	2024	Change
Gross profit margin, GAAP					60.1%	60.5%	(40)
Restructuring programs(1)					—%	0.1%
Gross profit margin, non-GAAP					60.1%	60.6%	(50)

Selling, General and Administrative Expenses					2025	2024
Selling, general and administrative expenses, GAAP					$7,903	$7,729
ERISA litigation matter					(99)	—
Restructuring programs(1)					(6)	(6)
Selling, general and administrative expenses, non-GAAP					$7,797	$7,723

							Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales					2025	2024	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP					38.8%	38.5%	30
ERISA litigation matter					(0.5)%	—%
Restructuring programs(1)					—%	(0.1)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP					38.3%	38.4%	(10)

Other (Income) Expense, Net					2025	2024
Other (income) expense, net, GAAP					$123	$164
Acquisition-related costs					(9)	—
Restructuring programs(1)					(7)	(59)
Other (income) expense, net, non-GAAP					$107	$105

Operating Profit					2025	2024	% Change
Operating profit, GAAP					$3,306	$4,268	(23)%
Goodwill and intangible assets impairment charges					919	—
ERISA litigation matter					99	—
Restructuring programs(1)					13	85
Acquisition-related costs					9	—
Operating profit, non-GAAP					$4,347	$4,353	—%

							Basis Point
Operating Profit Margin					2025	2024	Change
Operating profit margin, GAAP					16.2%	21.2%	(500)
Goodwill and intangible assets impairment charges					4.5%	—%
ERISA litigation matter					0.5%	—%
Restructuring programs(1)					0.1%	0.5%
Acquisition-related costs					—%	—%
Operating profit margin, non-GAAP					21.3%	21.7%	(40)

Non-Service Related Postretirement Costs					2025	2024
Non-service related postretirement costs, GAAP					$55	$87
ERISA litigation matter					34	—
Non-service related postretirement costs, non-GAAP					$90	$87

Note: The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.
Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2025 vs. 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

2025
Income Before Income Taxes		Provision For Income Taxes(2)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings Per Share
As Reported GAAP	$3,059	$798	$2,261	$129	$2,132	26.1%	$2.63
Goodwill and intangible assets impairment charges	919	125	794	—	794	(2.9)%	0.98
ERISA litigation matter	65	12	53	—	53	(0.1)%	0.06
Restructuring programs(1)	13	2	11	—	11	—%	0.01
Acquisition-related costs	9	2	7	—	7	—%	0.01
Non-GAAP	$4,065	$940	$3,125	$129	$2,996	23.1%	$3.69

2024
Income Before Income Taxes		Provision For Income Taxes(2)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(3)	Diluted Earnings Per Share
As Reported GAAP	$3,956	$907	$3,049	$160	$2,889	22.9%	$3.51
Restructuring programs(1)	85	12	73	—	73	(0.2)%	0.09
Non-GAAP	$4,041	$919	$3,122	$160	$2,962	22.7%	$3.60

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The restructuring program charges relate to the Strategic Growth and Productivity Program in 2025 and the 2022 Global Productivity Initiative in 2024.

(2) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(3) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.